Exhibit 24.1

FORM 10-K
LIMITED POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Ball Corporation, an Indiana corporation, hereby constitute and appoint R. David Hoover, Raymond J. Seabrook and Douglas K. Bradford, and any one or all of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation the Form 10-K of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and to sign any amendment to such Form 10-K, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact or any one of them, as herein authorized.

Date:  March 12, 2004

/s/ R. David Hoover		/s/ Frank A. Bracken

R. David Hoover	Officer	Frank A. Bracken	Director

/s/ Raymond J. Seabrook		/s/ Howard M. Dean

Raymond J. Seabrook	Officer	Howard M. Dean	Director

/s/ Douglas K. Bradford		/s/ Hanno C. Fiedler

Douglas K. Bradford	Officer	Hanno C. Fiedler	Director

/s/ R. David Hoover

		R. David Hoover	Chairman of the Board
and Director

/s/ John F. Lehman

		John F. Lehman	Director

/s/ Jan Nicholson

		Jan Nicholson	Director

/s/ George A. Sissel

		George A. Sissel	Director

/s/ Theodore M. Solso

		Theodore M. Solso	Director

/s/ William P. Stiritz

		William P. Stiritz	Director

/s/ Stuart A. Taylor II

		Stuart A. Taylor II	Director

/s/ Erik H. van der Kaay

		Erik H. van der Kaay	Director